Exhibit 99.2

News Release
QEP Resources, Inc.
1050 17th Street, Suite 500
Denver, CO 80265

October 25, 2010

NYSE: QEP

Contact: Scott Gutberlet

Phone: 303-672-6988

QEP RESOURCES REPORTS THIRD QUARTER 2010 PRODUCTION, RAISES 2010

PRODUCTION GUIDANCE AND PROVIDES AN OPERATIONS UPDATE

DENVER - (PR NEWSWIRE), October 25, 2010 - QEP Resources (NYSE: QEP) today reported third quarter 2010 production and provided an update on recent well results and midstream operations. This update precedes the release of the company’s third quarter financial results which will be issued after the market close on October 26. QEP will also hold a conference call at 11AM EDT on October 27 to discuss third quarter 2010 results. A live webcast of the call will be available on the QEP Resources website, www.qepres.com. A replay of the teleconference will be available on the website and from October 27 to November 11 telephonically by dialing (800) 642-1687 in the U.S. or (706) 645-9291 outside the U.S., and then entering passcode 15963394#. Maps showing QEP Energy’s leasehold and current activity for key operating areas discussed in this release can be found on the company’s website at www.qepres.com.

Third quarter 2010 production of 61.7 Bcfe

QEP Resources exploration and production subsidiary, QEP Energy, reported net production of 61.7 Bcfe in the third quarter of 2010 compared to 43.8 Bcfe in the 2009 quarter, a 41% increase and up 15% from second quarter 2010. Crude oil and NGL’s comprised 11% of third quarter 2010 equivalent production. The company exited the third quarter with net production of approximately 670 MMcfed. QEP production growth was driven by development activities in its Midcontinent plays (Haynesville, Granite Wash, and Woodford “Cana”), Pinedale, and the Bakken oil play in North Dakota.

“Our asset management teams remain focused on driving profitable growth through a returns-focused capital allocation process,” said Chuck Stanley, QEP Resources President and CEO. “In spite of service cost inflation, our asset managers continued their relentless focus on efficiency, which is translating directly into industry-leading completed well costs in our core resource plays. Approximately 54% of QEP Energy third quarter 2010 production came from the Midcontinent region, driven by strong performance from our Haynesville, Woodford ‘Cana’, and Granite Wash plays,” Stanley added.

QEP Energy raises 2010 production forecast to 225-227 Bcfe

The company now estimates 2010 net production could range from 225 to 227 Bcfe, up 19 to 20% from 2009 production of 189.5 Bcfe. Prior guidance was 218 to 222 Bcfe.

Consistent well results from the Haynesville Shale in NW Louisiana

Since the last operations update, QEP Energy has completed and turned to sales 13 additional operated Haynesville wells, each with strong rates and pressures:

Well Name	First Sales	Working Interest	Peak Daily Rate
Hutchinson 30 H 1	Aug 3, 2010	48%	13.4 MMcfd	*
W&W Farms 33-15-9 H 1	Aug 6, 2010	95%	12.0 MMcfd	*
Mary 14 H 1	Aug 12, 2010	74%	12.0 MMcfd	*
Burns Forest 1 H 1	Aug 17, 2010	76%	11.4 MMcfd	*
Rex Young 6 H 3	Aug 25, 2010	85%	13.7 MMcfd	*
Rex Young 6 H 5-Alt	Aug 25, 2010	94%	12.9 MMcfd	*
Marak 15-15-9 H 1	Sept 29, 2010	96%	11.3 MMcfd	*
Marak 22-15-9 H 1	Sept 29, 2010	100%	10.4 MMcfd	*
R. Wimberly 16-15-9 H 1	Oct 1, 2010	94%	10.0 MMcfd	*
Wimberly 21-15-9H 1	Oct 1, 2010	95%	12.4 MMcfd	*
Cross Creek 17-15-9 H 1	Oct 5, 2010	100%	10.7 MMcfd	*
May 8H 1	Oct 15, 2010	47%	11.4 MMcfd	*
May 8H 2	Oct 15, 2010	47%	11.9 MMcfd	*

*	Beginning in November 2009, the company modified initial flowback procedures to minimize pressure drawdown at the reservoir; therefore, peak daily rates are not comparable to earlier QEP Energy well results. Modified flowback wells will typically maintain a flat production profile for the first 4 to 9 months and then decline.

QEP’s 49,000 net acres are in a concentrated area located in the core of the Haynesville development. Improved drilling performance has translated directly into lower well costs with year-to-date 2010 drill times for operated wells averaging 39 days from spud to total depth resulting in average gross completed well costs of under $8.8 million for 2010. QEP Energy currently has 13 operated wells waiting on completion and 7 operated wells being drilled in the Haynesville play. The company also participated in 8 outside-operated Haynesville wells that were completed and turned to sales during the third quarter. Working interest in these wells ranged from 1% to 48%. QEP Energy has interests in 22 outside-operated Haynesville wells that are waiting on completion and 4 outside-operated wells currently being drilled. At September 30, 2010, the company’s total net Haynesville production was approximately 172 MMcfd and net Cotton Valley/Hosston production totaled approximately 62 MMcfd. The company currently has 7 Haynesville only rigs operating in the play.

Given the consistency of QEP-operated Haynesville well results, this release will be the last in which individual Haynesville well results will be discussed.

Low-cost Pinedale production growth continues

The company has completed and turned to sales 34 new wells (20-acre, 10-acre, and 5-acre) at Pinedale, for a total of 91 wells to date in 2010. Improved drilling performance has translated directly into lower well costs with year-to-date 2010 drill times averaging 16.8 days from spud to total depth resulting in average gross completed well costs of $3.7 million for 2010. The company expects to complete over 100 wells this year on its Pinedale acreage. QEP Energy’s net Pinedale production was approximately 204 MMcfed on September 30, 2010 with 5 company-operated rigs working in the play.

Liquids-rich Granite Wash and Atoka Wash horizontal development in the Texas Panhandle

The company has completed and turned to sales 2 additional QEP Energy operated horizontal wells in Wheeler County, TX:

Well Name	Formation	First Sales	Working Interest	Peak Daily Rate (gross after processing)
Methodist Home 2-5H	Atoka	Aug 10, 2010	100%	8.4 MMcf, 1,081 Bbls NGL, 176 Bbls oil
Huff 34-6 H	Atoka	Sept 29,2010	100%	11.4 MMcf, 607 Bbls NGL, 58 Bbls oil

QEP Energy has approximately 35,000 net acres in the “Wash” plays in the western Anadarko Basin, 27,000 of which are in the Texas Panhandle. At September 30, 2010, net production from this play (combined vertical and horizontal wells) was approximately 35 MMcfed. The company is currently drilling 2 wells and has one well completing. QEP Energy is also participating in 5 outside-operated wells currently being drilled and 5 outside-operated wells that are waiting on completion. The company has a working interest in a total of 16 producing horizontal wells in the play and anticipates operating 2 drilling rigs through year-end.

Woodford “Cana” Shale play in the early stages of long-term growth

QEP Energy has completed and turned to sales one new operated Woodford “Cana” Shale well in western Oklahoma:

Well Name	First Sales	Working Interest	Peak Daily Rate (gross after processing)
Stroud 1-3H	Oct 19, 2010	72%	Testing

QEP Energy has 2 operated wells currently being drilled and 2 operated wells waiting on completion in the Woodford “Cana” Shale play in western Oklahoma. The company currently operates 10 producing wells and has non-operated working interests in over 70 producing wells. The company also has interests in 13 wells currently being drilled and 13 wells waiting on completion that are operated by others. The areal extent of the play has expanded to the northwest as additional economic wells have been completed outside QEP’s interpretation of the original “core” area. The company’s leasehold includes approximately 45,000 net acres in “Tier I” and 21,000 net acres in “Tier II”. On September 30, 2010, QEP Energy net production from the play was approximately 31 MMcfed. The company participated in an 80-acre density pilot development program that will assist in determining the appropriate well density for optimal reserve recovery. For the remainder of 2010, QEP Energy anticipates operating 2 rigs in the play and will participate with a working interest in numerous additional wells operated by others.

Bakken production growth on company’s 89,000 net-acre North Dakota leasehold

QEP Energy has completed and turned to sales 3 additional operated wells in North Dakota – two Bakken wells and the first operated Three Forks well:

Well Name	First Sales	Working Interest	Peak Daily Rate
MHA 2-06-01H-149-92	Sept 4, 2010	83%	1,374 Boepd	*
Rupple 1-04H-150-90	Sept 19, 2010	100%	590 Boepd	**
MHA 1-19H-150-90	Sept 21, 2010	100%	1,124 Boepd	***

*	Long lateral Three Forks
**	Short lateral Bakken
***	Long lateral Bakken

QEP Energy has one company-operated well currently being drilled and one well waiting on completion. The company also has interests in 9 outside-operated wells currently being drilled and 4 outside-operated wells waiting on completion. The company operates 9 producing wells in the play and has a working interest in 51 producing wells that are operated by others. On September 30, 2010, QEP Energy’s net production from the Bakken play was approximately 3,100 Boepd. The company is currently operating one rig in the Bakken play and will add a second operated rig before the end of 2010.

Third quarter QEP Field Services gathering volumes up 33%; fee-based processing volumes up 3%; major projects underway in the Rockies

QEP Field Services gathering volumes totaled 126.6 million MMBtu in the third quarter of 2010 compared to 95.6 million MMBtu in the 2009 quarter, a 33% increase. Fee-based processing volumes totaled 57.6 million MMBtu in the third quarter of 2010 compared to 55.9 million MMBtu in the 2009 quarter, a 3% increase.

Construction continues on two new QEP Field Services cryogenic gas processing plants in the Rocky Mountain region. In eastern Utah, the 150 MMcfd Iron Horse plant should commence operations in early 2011, providing fee-based processing services for third party customers. When completed in the fourth quarter of 2011, the 420 MMcfd Blacks Forks II cryogenic gas processing plant in southwest Wyoming will extract an incremental 15,000 bbl per day of NGL net to QEP.

In NW Louisiana, the Hall Summit 1,000 GPM amine treatment facility was completed and placed in service during the third quarter. The facility is treating approximately 350 MMcfd of raw gas to remove carbon dioxide. QEP Field Services raw gas treatment capacity in NW Louisiana is now over 600 MMcfd.

About QEP Resources

QEP Resources is a leading independent natural gas and oil exploration and production company with operations focused in the Rocky Mountain and Midcontinent regions of the United States. The company also gathers and processes natural gas. QEP Resources is headquartered in Denver, CO. For more information, visit the company’s website at www.qepres.com.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to general economic conditions, including the performance of financial markets and interest rates; changes in industry trends; changes in laws or regulations; and other factors, most of which are beyond the control of QEP Resources.

QEP Resources undertakes no obligation to publicly correct or update the forward-looking statements in this release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.